Exhibit 21

SUBSIDIARIES OF REGISTRANT

The following is a list of subsidiaries as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

Name of Company	State or Other Jurisdiction of Incorporation

Acushnet Company	Delaware
Acushnet Cayman Limited	Cayman Islands
Acushnet Lionscore, Ltd.	Cayman Islands
Acushnet Foot Joy (Thailand) Limited	Thailand
Acushnet International Inc.	Delaware
Acushnet Australia Pty. Ltd.	Australia
Acushnet Canada Inc.	Canada
Acushnet Europe Ltd.	England
Acushnet GmbH	Germany
Acushnet Nederland B.V.	The Netherlands
Acushnet Sverige AB	Sweden
Acushnet Japan, Inc.	Delaware
Acushnet Korea Co., Ltd.	South Korea
Fortune Brands Finance Canada Ltd.	Ontario, Canada
Fortune Brands Home & Hardware LLC	Delaware
Fortune Brands Storage & Security LLC	Delaware
Master Lock Company LLC	Delaware
Master Lock de Nogales, S.A. de C.V.	Mexico
Master Lock Europe, S.A.S.	France
Waterloo Industries, Inc.	Delaware
Waterloo de Nogales, S.A. de C.V.	Mexico
MasterBrand Cabinets, Inc.	Delaware
Masterbrand Cabinets de Mexico S. de R.L. de C.V.	Mexico
MasterBrand Industries Foreign Sales Corp.	Barbados
NHB Industries Limited	Canada
Omega Cabinets, Ltd.	Delaware
Bulrad Illinois, Inc.	Illinois
KC/MBC Holdings Co.	Delaware
KCMB Nova Scotia Corp.	Nova Scotia, Canada
KC Manitoba Ltd.	Canada
Kitchen Craft of Canada	Canada
MBC IP Company	Delaware
Omega IP Company	Delaware
Panther Transport, Inc.	Iowa
Moen Incorporated	Delaware
Moen China, Limited	Hong Kong
Moen (Shanghai) Kitchen & Bath Products Co., Ltd.	China

Moen de Mexico, S.A. de C.V.	Mexico
Moen Guangzhou Faucet Co., Ltd.	China
Moen, Inc.	Ontario, Canada
Simonton Holdings, Inc.	Delaware
Fypon, Ltd.	Ohio
SBR Chemical Industry (Yantai) Co., Ltd.	China
Simex, Inc.	West Virginia
Simonton Building Products, Inc.	West Virginia
Simonton Windows, Inc.	West Virginia
Therma-Tru Corp.	Ohio
Beam Global Spirits & Wine, Inc.	Delaware
Alberta Distillers Limited	Alberta, Canada
Bourbon Warehouse Receipts, Inc.	Delaware
Beam Global Netherlands B.V.	Netherlands
Cruzan Viril Ltd.	US Virgin Islands
Bourbon Warehouse Netherlands B.V.	Netherlands
Jim Beam Brands Netherlands B.V.	Netherlands
Maxxium Worldwide B.V.	Netherlands
Jim Beam Brands Co.	Delaware
Beam Global Spirits & Wine Europe S.á.r.l.	Luxembourg
Fulham Beam Global Spirits & Wine Management GmbH	Germany
Beam Global Spirits & Wine Deutschland (Holdings) GmbH	Germany
Beam Global Operations Deutschland GmbH	Germany
Beam Global Spirits & Wine UK (Holdings) Limited	England
Beam Global UK Limited	England
Beam Global Distribution (UK) Limited	England
Beam Global Spirits & Wine Holdings Spain S.L.	Spain
Cockburn’s Wine & Spirits Unipessoal Lda	Portugal
Beam Global España S.L.	Spain
Beam Global Holdings, S.L.	Spain
Beam Global Holdings Mexico, S.A. de C.V.	Mexico
Tequila Sauza S.A. de C.V.	Mexico
Promocion y Fomento de Agave S. de R.L. de C.V.	Mexico
Productora y Distribuidora de Agave S. de R.L. de C.V.	Mexico
Fulham Acquisition LLC	Delaware
Beam Spirits and Wines Mauritius	Mauritius
Beam Global Spirits & Wine (India) Private Limited	India
Canadian Club Canada Inc.	Canada
Fortune Brands International Holdings (France) EURL	France
Courvoisier S.A.S	France
L. de Salgnac & Cie S.A.S	France
Maker’s Mark Distillery, Inc.	Kentucky
Future Brands LLC	Delaware
John de Kuyper & Son, Incorporated	Delaware
1700 Insurance Company Ltd.	Bermuda

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